Exhibit 99.1

LIV CAPITAL ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING

TO BE HELD ON           , 2021

CLASS A PROXY CARD

The undersigned hereby appoints          ,          and          (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “general meeting”) of LIV Capital Acquisition Corp. (“LIVK”), to be held on          , 2021, at          local time, at          , and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS, THIS WILL BE TREATED AS AN ABSTENTION.

The closing of the business combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal at the general meeting. The closing of the business combination is not conditioned on the approval of the Adjournment Proposal.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be marked, dated and signed below)

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement/Prospectus are available at

www.proxyvote.com

SEE REVERSE SIDE

Please mark vote as indicated in this example	☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends a vote “FOR” each proposal

1) The Business Combination Proposal. To approve by an ordinary resolution, that the transactions contemplated by the Agreement and Plan of Merger, dated as of May 9, 2021 (as amended or modified from time to time, the “merger agreement”), by and among LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK”) and AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which LIVK will domesticate as a new Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2) The Nasdaq Proposal. To approve by ordinary resolution, that, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (the “Nasdaq”), the issuance by LIVK of (i) 2,650,000 shares of Class A common stock to the subscription investors pursuant to the subscription agreements and (ii) up to 36,712,131 shares of Class A common stock to equityholders of AgileThought, Inc., including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, pursuant to the merger agreement be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3) The Domestication Proposal. To approve by special resolution that LIV Capital Acquisition Corp. be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, LIV Capital Acquisition Corp. be continued and domesticated as a corporation under the laws of the state of Delaware and, conditioned upon, and with effect from, the registration of LIV Capital Acquisition Corp. as a corporation in the State of Delaware, the registered office of LIV Capital Acquisition Corp. be changed to [ ].	FOR ☐	AGAINST ☐	ABSTAIN ☐

4) The Charter Amendment Proposal. To approve by special resolution, that the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B) including the authorization of the change in authorized share capital as indicated therein.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Organizational Documents Proposals.

5) to approve by ordinary resolution, that, (x) in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation (i) adopting Delaware as the exclusive forum for certain stockholder litigation, (ii) making New AT’s corporate existence perpetual, and (iii) removing certain provisions related to our status as a blank check company that will no longer be applicable to us upon consummation of the business combination and (y) upon closing of the merger, our name change from “LIV Capital Acquisition Corp.” to “AgileThought, Inc.” be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6) to approve by ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to this proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation dividing the board of directors into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7) to approve by ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to this proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation providing that the directors may only be removed for cause (as defined in the Certificate of Incorporation) be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8) to approve by ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation removing the ability of shareholders to call a special meeting be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

9) to approve by ordinary, advisory resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation removing the ability of shareholders to act by written consent in lieu of a meeting be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

10) to approve by ordinary, advisory resolution, that in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation authorizing the change in the authorized capital stock of LIVK from (i) 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, par value $0.0001 per share in the existing organizational documents to (ii) 210,000,000 shares of Class A common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share in the proposed organizational documents be confirmed, ratified, adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

11) The Equity Incentive Plan Proposal. To approve by ordinary resolution, that the New AT 2021 Equity Incentive Plan in the form attached to the proxy statement/prospectus dated , 2021 be adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

12) The Employee Stock Purchase Plan Proposal. To approve by ordinary resolution, that the New AT 2021 Employee Stock Purchase Plan in the form attached to the proxy statement/prospectus dated , 2021 be adopted and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

13) The Adjournment Proposal. To approve by ordinary resolution, that the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that it is determined by LIV Capital Acquisition Corp. that more time is necessary or appropriate to approve one or more proposals at the general meeting be approved and adopted in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2021

Signature
Signature (if held jointly)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be treated as an abstention. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.